Exhibit 99.1

FOR IMMEDIATE RELEASE

SOFTECH ANNOUNCES IMPROVED PROFITABILITY FOR FISCAL YEAR 2009

Net Income rises substantially; operating cash flows improve significantly

LOWELL, Mass. – August 7, 2009 – SofTech, Inc. (OTCBB: SOFT), a proven provider of Product Lifecycle Management (PLM) solutions, today announced financial results for Fiscal Year 2009. Revenue was approximately $9.5 million for fiscal year 2009, as compared to $10.1 million for fiscal year 2008.

Despite the decline in revenue, the Company’s profitability improved substantially, with net income increasing by approximately $1.6 million, from a loss of $306,000 ($.03 per share) in fiscal year 2008, to net income of approximately $1.3 million ($.11 per share) in fiscal year 2009.

Net cash flows from operating activities also improved considerably during fiscal year 2009, increasing approximately $700,000 from $974,000 for fiscal year 2008 to $1.7 million for fiscal year 2009 (a 71% increase). The Consolidated Statement of Cash Flows for the fiscal year ended May 31, 2009 and 2008 is included in the attached Financial Summary.

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), a non- GAAP financial measure, increased $200,000, from $2.4 Million in fiscal year 2008 to $2.6 million in fiscal year 2009, (an 8% increase).  A reconciliation of EBITDA to Net Income (Loss) is provided on the attached Financial Summary.

The Company’s revenue is derived almost entirely from technology acquisitions completed between 1997 and 2002, and the Company’s operations are not capital intensive.  As of May 31, 2009, approximately 1.5% of the Company’s assets represent amortizable intangible assets related to these historical acquisitions. The Company does not anticipate making further acquisitions in the foreseeable future.  For the fiscal year ended May 31, 2009, amortization expense (a non-cash expense) related to these intangible assets were approximately 5% of total expenses, 4% of total revenue and 31% of net income. Further, the periods over which these intangible costs are expensed are highly judgmental.

The Company believes that EBITDA is useful supplemental information for investors, when considered along with net income and other income statement data.   The Company believes that EBITDA is useful because it provides investors with information concerning the potential longer term profitability of the Company’s technology assets (subsequent to full amortization of costs), as amortization of acquisition costs has been added back to net income in arriving at EBITDA.  Further, management believes that EBITDA provides a useful financial metric by which the Company can be compared with other companies that have different capital structures (interest (a cost of capital) has been added back to net income in arriving at EBITDA).  It is also management’s belief that this non-GAAP measure of performance continues to be used in the investment community as a financial metric for business valuation purposes.

However, the Company believes that EBITDA is not a substitute for cash flow from operating activities, which is disclosed above and in the Company’s financial statements.  Investors should carefully review the financial statements of the Company in their entirety in order to obtain a complete understanding of the Company’s financial condition and results of operations.

About SofTech

SofTech, Inc. (OTCBB: SOFT) is a proven provider of product lifecycle management (PLM) solutions, including its flagship ProductCenter™ PLM solution, and its computer-aided design and manufacturing (CAD/CAM) products, including CADRA™ and Prospector™.

SofTech's solutions accelerate products and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech software solutions, including General Electric Company, Goodrich, Honeywell, Siemens, Sikorsky Aircraft, U.S. Army, and Whirlpool Corporation. Headquartered in Lowell, Massachusetts, SofTech (www.softech.com) has locations and distribution partners throughout North America, Europe, and Asia.

SofTech, CADRA, ProductCenter and Prospector are trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

Forward Looking Statements

The statements made herein may represent “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, whether we will be able to generate sufficient cash flow from operations to fund working capital needs, maintain the existing relationship with our lender, successfully introduce and attain market acceptance of any new products, attract and retain qualified personnel, in an extremely competitive environment, both in our existing markets and in new territories, maintain positive cash flows and profitable operations despite declining revenues, and prevent the obsolescence of our technologies.

In addition, the financial results for fiscal year 2009 should not be relied upon as indicative of future results.  The discussion of our fiscal year 2009 results contained herein is qualified in its entirety by reference to our Form 10-K for the fiscal year ended May 31, 2009, which Investors should carefully review in order to obtain a complete understanding of the Company’s financial condition and results of operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this release. Except as otherwise required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this release to reflect any change in our expectations or any change in events, conditions or circumstances on which any of our forward-looking statements are based.  We qualify all of our forward-looking statements by these cautionary statements.

Contact: Jean J. Croteau

President

(978) 513-2700

SOFTECH, INC.

FINANCIAL SUMMARY

(In thousands, except per share data)

Statements of Operations (unaudited):

	For the Fiscal Years Ended May 31,
	2009	2008
Revenue	$9,498	$10,106
Income from operations	2,132	928
Net income (loss)	1,321	(306)
Basic and diluted income (loss) per share	.11	(.03)

Reconciliation of EBITDA to Net Income (Loss) (unaudited):

To arrive at EBITDA, net income (loss), calculated in accordance with GAAP, is adjusted below by adding back interest expense, taxes, non-cash expenses related to amortization of intangible assets resulting from acquisitions, and depreciation expense.

	For the Fiscal Years Ended May 31,		Percentage of Total Expense 2009	Percentage of Total Expense 2008
	2009	2008
Net income (loss)	$1,321	$(306)
Plus: Interest Expense	760	1,292	9%	12%
Plus: Depreciation Expense	127	84	2%	1%
Plus: Amortization Expense	405	1,346	5%	13%
EBITDA	2,613	2,416

SOFTECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Fiscal Year Ended May 31,

(Unaudited)

	2009	2008
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$1,321	$(306)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	532	1,430
Provision for uncollectible accounts	25	52
Loss on retirement of equipment	-	3

Change in operating assets and liabilities:
Accounts receivable	108	39
Prepaid expenses and other assets	(96)	-
Accounts payable and accrued expenses	89	(17)
Deferred revenue	(319)	(227)
Total adjustments	339	1,280

Net cash provided by operating activities	1,660	974

Net cash provided by investing activities
Capital expenditures	(89)	(9)
Net cash used in investing activities	(89)	(9)

Cash flows from financing activities:
Borrowings under debt agreements	-	150
Repayments under debt agreements	(1,715)	(1,101)
Repayments under capital lease	(31)	(31)
Net cash used in financing activities	(1,746)	(982)

Effect of exchange rates on cash	33	(131)

Net decrease in cash and cash equivalents	(142)	(148)
Cash and cash equivalents, beginning of year	900	1,048
Cash and cash equivalents, end of year	$758	$900

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